Exhibit 32.1

CERTIFICATION of Chief Executive Officer
Pursuant to Section 906 of The Sarbanes-Oxley Act of 2002

In connection with the annual report of Farmer Bros. Co. (the
"Company") on Form 10-K for the fiscal quarter ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Roy E. Farmer, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the Report fully complies with the requirements of Section 13(a)
or 15(d) of the Securities Exchange Act of 1934; and
2.	the information contained in the Report fairly represents, in all material respects, the financial condition and results of operation of the Company.

Dated: February 13, 2004

/s/ Roy E. Farmer
Roy E. Farmer
President & Chief Executive Officer
(principal executive officer)

Exhibit 32.2

CERTIFICATION of Chief Financial Officer
Pursuant to Section 906 of The Sarbanes-Oxley Act of 2002

In connection with the annual report of Farmer Bros. Co. (the
"Company") on Form 10-K for the fiscal quarter ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, John E. Simmons, Treasurer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the Report fully complies with the requirements of Section 13(a)
or 15(d) of the Securities Exchange Act of 1934; and
2.	the information contained in the Report fairly represents, in all material respects, the financial condition and results of operation of the Company.

Dated: February 13, 2004

/s/ John E. Simmons
John E. Simmons
Treasurer and Chief Financial Officer
(principal financial and accounting officer